       As filed with the Securities and Exchange Commission January , 1998
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       NASTECH PHARMACEUTICAL COMPANY INC.
               (Exact Name of Registrant as Specified in Charter)

                          Delaware                                                 11-2658569
(State of other jurisdiction of incorporation or organization)        (I.R.S Employer Identification No. )

                                 45 Davids Drive
                               Hauppauge, NY 11788
                                 (516) 273-0101
   (Address, including zip code and telephone number, including area code of Registrant's Principal Executive Offices and Principal Place of Business)

                              Dr. Vincent D. Romeo
                             Chief Executive Officer
                       NASTECH PHARMACEUTICAL COMPANY INC.
                                 45 Davids Drive
                               Hauppauge, NY 11788
                                 (516) 273-0101
 (Name, address, including zip code, and telephone number, including area code, of Agent for service)
                                   Copies to:
                               Bruce R. Thaw, Esq.
                                 45 Banfi Plaza
                             Farmingdale, NY, 11735
                                 (516) 752-1760

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed to pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee
                         -------------------------------

Titles of Each Class                                       Proposed                   Proposed
of Securities to be               Amount to be             Maximum Offering           Maximum                 Amount of
Registered                        Registered (1)           Price Per Share (2)        Aggregate Offering      Registration Fee
                                                                                      Price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.006 par value (3)               135,000 Shares           $14.00                     $1,890,000              $   573.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.006 par value (4)               135,000 Shares           $14.00                     $1,890,000              $   573.00
--------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee ...................................................................................... $ 1,146.00
================================================================================================================================


(1) Pursuant to Rule 416, there are also being registered an indeterminate number of shares of the Registrant's Common Stock which may become issuable pursuant to the antidilution provisions of the Underwriter's Warrants.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) based upon a price of $14.00 per share which was the closing sale price as reported on the Nasdaq National Market System on January 6, 1998.

(3)         Common Stock issuable upon exercise of Representative's Warrants.

(4) Common Stock issuable upon exercise of Warrants contained within the Units underlying the Representative's Warrants.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8 (a), may determine.

                  PRELIMINARY PROSPECTUS DATED JANUARY , 1998
                         SUBJECT TO COMPLETION NASTECH
                          PHARMACEUTICAL COMPANY INC.
                         270,000 Shares of Common Stock

            The 270,000 Shares of Common Stock (the "Common Shares") of Nastech Pharmaceutical Company Inc. (the "Company") offered hereby are to be sold for the accounts of the selling securityholders set forth herein (the "Selling Securityholders"). The Common Shares are being offered on behalf of the assignees of the Underwriter's Warrants which were issued in connection with the Company's public offering completed on December 7, 1993. The Company is registering the Common Shares, at its expense, pursuant to certain demand and piggy-back registration rights, and other contractual obligations incurred by the Company in connection with the original issuance of such Common Shares. The Company will not receive any of the proceeds from the sale of the Common Shares by the Selling Securityholders, although it will receive warrant exercise fees totaling $1,299,375 in connection with the issuance of the Common Shares. See "Use of Proceeds." The Company estimates that its expenses in the aggregate will be approximately $25,000 in connection with the offering (the "Offering") of the Common Shares.

            The Common Shares are quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") under the symbol NSTK. On January 6, 1998, the closing sale price of the Common Shares was $14.00.

            The Selling Securityholders directly, through agents designated from time to time or through dealers or underwriters also to be designated, may sell the Common Shares offered for sale pursuant to this Prospectus, from time to time, on terms to be determined at the time of sale. To the extent required, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discount with respect to a particular offer will be set forth in an accompanying Prospectus supplement. The distribution of the Common Shares of the Selling Securityholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Securityholders in connection with such sales.

            The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Common Shares may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions received by them and any profit on the resale of the Common Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. See "Selling Securityholders" for certain indemnification arrangements.

            THE PURCHASE OF THE COMMON SHARES OFFERED BY THIS PROSPECTUS INVOLVES A SUBSTANTIAL DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS.

                             ----------------------
             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                              --------------------

                 The date of this Prospectus is January __, 1998

                             ADDITIONAL INFORMATION

            The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Shares being offered hereby. This Prospectus does not contain all the information set forth or incorporated by reference in such Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Shares offered by this Prospectus, reference is made to such Registration Statement and exhibits and schedules thereto filed as part thereof, which may be examined without charge at the offices of the Commission and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained at prescribed rates by mail from the Public Reference Section of the Commission. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. The Registration Statement, reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, 7 World Trade Center, New York, NY 10048; and Chicago Regional Office, Citicorp Center 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material may be obtained at prescribed rates by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and are also publicly available through the Commissions web site (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Commission (File No. 0-13789) pursuant to the Exchange Act are incorporated by reference:

            1. The Company's Transition Report on Form 10-K for the transition period from July 1, 1996 to December 31, 1996;

            2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

            3. The Company's Current Report on Form 8-K filed with the Commission on February 11, 1997;

            4. The description of Common Stock contained in the Company's Form 8-A Registration Statement filed with the Commission on October 6, 1985 and any amendment or report filed for the purpose of updating those descriptions.

            All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or verbal request of any such person, a copy of any or all of the documents which have been incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Nastech Pharmaceutical Company Inc., 45 Davids Drive, Hauppauge, New York 11788, Attention: Secretary, Telephone (516) 273-0101.

            The Company furnishes its shareholders annual reports containing financial statements audited by independent public accountants and will furnish its shareholders such interim and other reports as it deems appropriate or as required by regulation.

                               PROSPECTUS SUMMARY

            The following summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus or incorporated herein by reference.

THE COMPANY

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the Financial Statements and Notes thereto appearing elsewhere in this Prospectus or incorporated herein by reference. This Prospectus contains various "forward looking statements" within the meaning of Section 27a of the Securities Act of 1933, as amended (the "Securities Act"), which represent the Company's intentions, expectations or beliefs concerning future events. These forward looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation, those discussed in "Risk Factors." See "Risk Factors."

THE COMPANY

            Nastech Pharmaceutical Company Inc. (the "Company") is engaged in the research, development, manufacturing and commercialization of nasally administered forms of prescription and over-the-counter pharmaceuticals that are currently delivered in oral, injectable or other dosage forms. The nasal delivery of certain pharmaceuticals enables more rapid systemic absorption, lower required dosages, quicker onset of desired effect, and painless, convenient patient self-administration, resulting in improved patient compliance and pharmacoeconomics. The Company focuses its research activities primarily on drugs with demonstrated safety and efficacy, which, through current delivery forms, have certain bioavailability or patient compliance limitations that may be improved with a novel delivery form. The Company's first commercially available pharmaceutical is a prescription pain-reliever marketed as Stadol NS by Bristol-Myers Squibb Company. In addition, on November 5, 1996, the Company received marketing clearance from the FDA for Nascobal nasal gel used for the treatment of chronic Vitamin B-12 deficiency anemia. Nascobal is now commercially available in the United States and is being exclusively marketed by Schwarz Pharma, Inc.

            Although oral, injectable, patch and pulmonary delivery forms are accepted for a variety of systemic pharmaceuticals, the Company believes that nasal delivery may optimize the delivery of certain of these drugs. As an example, certain drugs are delivered by injection due to significant liver or gastrointestinal metabolism associated with oral administration, or due to the inability of the stomach to absorb the drug properly and without irritation. However, because of patient discomfort and the required assistance of a health care professional, an injection is generally inconvenient and expensive for frequent therapy, often resulting in patient non-compliance. The Company also targets drugs, such as analgesics, sleep-aids and anti-nausea drugs, for which quick onset of desired effect is important. For certain of these pharmaceuticals, patients are seeking more rapid drug absorption than experienced through currently available delivery forms such as oral or patch administration. By addressing the limitations of current delivery forms for certain pharmaceuticals, the Company believes that nasal delivery may expand these markets through improved bioavailability, pharmacoeconomics and patient acceptance, as demonstrated by the market growth of Stadol NS.

            The Company's objective is to become a leading drug delivery specialist by leveraging the pharmacoeconomic and therapeutic advantages of nasal delivery across multiple pharmaceuticals. To accomplish this objective, the Company has developed a strategy that includes the following elements: (i) focus efforts on approved drugs; (ii) internally fund development through later stages; (iii) leverage strategic alliances; (iv) protect and expand intellectual property; and (v) augment technology through licensing and acquisition.

            The Company's offices are located at 45 Davids Drive, Hauppauge, New York 11788, and its telephone number is (516) 273-0101.

THE OFFERING



Securities Offered...........................  270,000 shares of Common Stock, $.006 par value

Common Shares Currently Outstanding..........  6,101,157 shares (1)

Proceeds of the Offering.....................  All of the proceeds from the sale of the Common
                                               Shares offered hereby will be received by the Selling
                                               Securityholders. The Company will not receive any of
                                               the proceeds of this Offering. See "Use of Proceeds."

Selling Securityholders......................  The Common Shares offered hereby are to be sold for the accounts of the Selling Securityholders as set forth
                                               herein such Selling Securityholders being the
                                               assignees of the Underwriter's Warrants which
                                               were issued in connection with the Company's
                                               public offering completed on December 7, 1993.

NASDAQ Symbol for the Common Shares..........  NSTK

Risk Factors.................................  The securities of the Company offered hereby are speculative and involve a high degree of
                                               risk. See "Risk Factors" for information
                                               investors should carefully consider before
                                               purchasing the Common Stock offered hereby.



------------------------------

(1) Does not include (i) 700,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plans and (ii) 69,000 shares of Common Stock issuable upon the exercise of outstanding warrants expiring on January 23, 2002.

RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock offered hereby.

     History of Losses; Uncertainty of Profitability. From inception in March 1983 to September 30, 1997, the Company has accumulated net losses of approximately $9.1 million. Because the Company's proposed products will require significant additional clinical testing and investment prior to commercialization, such losses may increase in the near-term as the Company expands its research, development and clinical trials in an effort to seek regulatory approval of such products. The Company expects its research and development expenses to increase in the foreseeable future, and as a result it does not expect to achieve sustained profitability unless products now under development are licensed or commercialized successfully, of which there can be no assurance. There can be no assurance that any of the Company's products will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. Consequently, the Company may incur substantial operating losses unless and until product sales, royalty payments or milestone payments generate sufficient revenues to fund its continuing operations. The Company also expects to have quarter-to-quarter fluctuations in revenues and expenses which may result in fluctuations in operating results.

     Dependence on Strategic Alliances. Most of the Company's current and anticipated revenues are derived from collaborative agreements with Bristol-Myers Squibb Company ("BMS") and Schwarz Pharma, Inc. ("Schwarz"). The marketing responsibilities pursuant to these agreements have been undertaken by the respective collaborative partners and are not within the control of the Company. The BMS Agreement does not provide for minimum royalties and may be terminated by BMS at any time upon 60 days notice. As a result, there is no assurance that the Company will continue to receive royalty payments in the future or on a consistent basis. In addition, Stadol NS, the subject of the BMS Agreement has been recently classified by the United States Food and Drug Administration as a controlled substance, which could negatively affect future sales by BMS and royalties to the Company. The Schwarz agreement provides for $2 million in minimum royalties on the sale of Nascobal in 1998.

     The Company's strategy for research, development and commercialization of some of its products has been to rely upon various strategic alliances with licensees, distributors and other third parties in performing preclinical and clinical testing, obtaining regulatory approval, and performing manufacturing and marketing functions. There can be no assurance that the Company will be able to negotiate acceptable collaborative arrangements or that such arrangements will be successful. Further, the Company cannot predict to what extent new collaborative agreements, if any, will affect revenue and profitability in future periods.

     Limited Marketing, Sales and Manufacturing Capabilities. The Company may independently develop and market certain nasal drug products, such as certain prescription products for which there are a relatively limited number of clinicians specializing in the treatment of a condition that can be treated with one of the Company's products. The Company has limited experience in marketing, distributing or selling pharmaceutical products and will have to develop such expertise or rely on licensees or on arrangements with others to provide for the marketing, distribution and sales of its products. The Company has, by sales and licensing agreements, established marketing, distribution and sales capabilities with respect to Stadol NS and Nascobal. However, there can be no assurance that the Company will be able to make satisfactory arrangements with licensees or others to perform such activities with respect to other proposed products and such inability would have a material adverse effect on the Company's business or prospects.

     Although the Company is producing and formulating small amounts of certain drug formulations which are the subject of preclinical and clinical trials under current good manufacturing practices ("GMP"), which are stringent manufacturing standards prescribed by the FDA, the Company has not yet manufactured or marketed any products in high-volume commercial quantities, and the current facilities and equipment of the Company may not be adequate for high-volume commercial scale production under GMP. The Company has, however, commenced the manufacture of its Nascobal product in commercial quantities. To be successful, Nascobal and the Company's other proposed products must be manufactured in commercial quantities under GMP and at acceptable costs. Therefore, the Company will need to further develop its own GMP manufacturing facility or depend on contract manufacturers, licensees or others for the commercial manufacture of its products. The Company has limited experience in such high-volume commercial manufacturing and no assurance can be given that the Company will be able to make the transition to commercial production successfully or at an acceptable cost. In addition, no assurance can be given that the Company will be able to make arrangements with third parties to manufacture its products on acceptable terms.

     Management of Growth. The Company has recently experienced significant growth in total revenues related primarily to royalties received from sales of Stadol NS and interest income. The Company's recent growth, anticipated growth from sales of Nascobal and potential additional licensing transactions may result in significant demands on the Company's management, operations and resources, including working capital. To manage its growth effectively, the Company will be required to continue to improve its operational, financial and management information systems, procedures and controls, and to hire and train new executives and other employees. There can be no assurance that the Company will be able to manage its growth effectively, and the Company's failure to do so could have a material adverse affect on the Company's business, research and development efforts and financial performance.

     Government Regulation. The United States Food and Drug Administration ("FDA") and comparable agencies in foreign countries impose requirements on the introduction of therapeutic pharmaceutical products into the marketplace. Prior to marketing, any therapeutic product developed by the Company must undergo rigorous preclinical and clinical testing, as well as an extensive regulatory approval process mandated by the FDA and foreign regulatory agencies. These procedures require the expenditure of substantial resources, may take several years or longer and may vary substantially based upon the type, complexity and novelty of the pharmaceutical product. Government regulation also affects the manufacturing, marketing and pricing of pharmaceutical products.

     Government regulation may delay or prevent the marketing of the Company's products or proposed products for a considerable period of time, impose costly procedures upon the Company's activities and confer a competitive advantage to larger companies or companies more experienced in regulatory affairs that compete with the Company. There can be no assurance that FDA or other regulatory approval for any products developed by the Company will be granted on a timely basis, or at all. Delay in obtaining or failure to obtain such regulatory approvals will materially adversely affect the Company's business, liquidity and capital resources.

     Uncertainty Regarding Patents and Proprietary Information. The Company's ability to compete effectively with other companies is materially dependent upon the proprietary nature of its patents and technologies. The Company is the exclusive licensee of six U.S. patents and presently owns four additional patents in the United States and corresponding or related foreign patents. All of such patents relate to the nasal delivery of specific therapeutic agents and the compositions for such delivery.

     The patent positions of pharmaceutical firms are generally uncertain and involve complex legal and factual questions. The invalidation of key patents or proprietary rights owned or licensed by the Company could have an adverse effect on the Company and on its business prospects. Because of differences in patent laws and laws concerning proprietary rights, the extent of protection provided by United States patents or proprietary rights owned by or licensed to the Company may differ from that provided by their foreign counterparts. No assurance can be given that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that any rights granted thereunder will provide competitive advantages to the Company. Further, the Company's existing patents may expire prior to regulatory approval and commercial development of a proposed pharmaceutical product. The earliest expiration date of a United States patent owned by or licensed to the Company is 1999. The patent related to Stadol NS expires in 2001.

     The Company could incur substantial costs in defending any patent infringement suits brought against the Company or in asserting the Company's patent rights, including those granted by third parties, in a suit against another party. In addition, proceedings may be instituted by third parties in the United States Patent and Trademark Office against the Company in connection with one or more of the Company's patents and such proceedings could result in an adverse decision as to the validity or scope of the patents.

     The Company also relies on trade secrets, know-how and continuing technological advancement to maintain its competitive position. The Company has utilized confidentiality agreements relating to such information with third parties. No assurances can be given that such obligations of confidentiality will be honored or that the Company can effectively protect its rights to any unpatented trade secrets.

     Future Capital Needs. The Company's operations to date have consumed substantial amounts of cash, primarily for research and development. The Company's future capital requirements will depend upon numerous factors, including: the progress of the Company's product development programs; the time required to obtain regulatory approvals; the resources that the Company devotes to the development of self-funded products; the ability of the Company to obtain additional collaborative partners; and the demand for its products, if and when approved. Based upon current expectations for operating losses and capital expenditures, the Company believes that its existing cash, cash equivalents and short-term investments, together with the cash flows generated from planned business operations, will be sufficient to meet its operating expenses and capital expenditure requirements through at least 1998. However, there can be no assurance that the Company will not require additional financing depending upon future business strategies, results of clinical trials, management decisions to accelerate certain research and development programs and other factors. Adequate funds, whether through financial markets or from other sources, may not be available when needed or on terms acceptable to the Company. Insufficient funds may require the Company to delay, scale back or curtail product development activities.

     Uncertainty of Health Care Reimbursement. The Company's ability to commercialize therapeutic nasal pharmaceuticals successfully may depend in part on the extent to which reimbursement for the cost of such products will be available from government health administration authorities, private health coverage insurers and other organizations. The Company believes that the U.S. Congress and state legislatures may continue to consider health care reform proposals which, if enacted, would significantly affect health care, pharmaceutical and drug delivery companies, among others. Any such measures, if adopted, could adversely affect the pricing of pharmaceutical products or the amount of reimbursement from governmental agencies or third party payors, and consequently could be adverse to the Company. Health care reform may adversely affect the Company's business, particularly to the extent the Company develops products for prescription drug applications. The Company is unable to predict, however, when any proposed health care reforms will be implemented, if ever, or the effect of any implemented reforms on the Company's business or prospects. Further, significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third-party coverage will be available for the Company to maintain price levels sufficient for realization of an appropriate return on its investment in product development.

     Dependence Upon Key Personnel and Attraction of Qualified Personnel. The Company is highly dependent on the services of its Chief Executive Officer, Dr. Vincent D. Romeo. There is no assurance that, if the Company should lose the services of Dr. Romeo, a qualified replacement could be engaged. Although the Company has entered into an employment agreement with Dr. Romeo, the loss of his services could have a material adverse effect on the Company's business and prospects. Due to the specialized nature of the Company's business, the Company is also highly dependent upon its ability to attract and retain qualified scientific, technical and key management personnel. There is intense competition for qualified personnel in the areas of the Company's activities and there can be no assurance that the Company will be able to locate, attract and retain qualified personnel necessary for the development of its existing business and its expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production and marketing. The loss of, or failure to recruit scientific, technical and managerial personnel could have a material adverse effect on the Company.

     Product Liability Exposure; Limited Insurance Coverage. The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that substantial product liability claims will not be asserted against the Company. The Company currently has product liability insurance coverage in connection with its Nascobal product and its ongoing clinical trials. The Company intends to obtain additional product liability insurance if and when other products are commercialized and marketed by the Company; however, there can be no assurance that adequate insurance will be available at acceptable costs, if at all, that such insurance will be sufficient to cover all possible liabilities, or that a product liability claim would not have a material adverse effect on the business or financial condition of the Company. Failure to maintain adequate product liability insurance could, in the event a product liability claim were asserted against the Company, have a material adverse impact upon the Company and its business.

     Intense Competition. The Company is engaged in the pharmaceutical, drug delivery systems industry which is characterized by extensive research efforts, rapid technological progress and intense competition. Competitors of the Company in the United States and abroad are numerous and include, among others, major pharmaceutical companies, biotechnology firms, universities and other research institutions. At the present time, the Company does not know of another pharmaceutical company engaging exclusively in the development of drugs to be administered nasally for systemic absorption. However, other pharmaceutical companies which are larger than the Company are known to be engaged non-exclusively in researching some nasally administered pharmaceuticals, and may be expected to enter this field if the nasal route becomes a preferred method of delivery for the administration of certain classes of drugs.

     Further, there can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than the nasal technology being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive. Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities than the Company. Many of these competitors also have greater experience than the Company in conducting preclinical testing and clinical trials of pharmaceutical products and obtaining FDA and other regulatory approvals. Accordingly, the Company's competitors may succeed in obtaining FDA approval for products more rapidly than the Company. As the Company commences commercial sales of its products, it will also be competing with respect to manufacturing efficiency and marketing capabilities, areas in which it has limited or no experience.

     Potential Volatility of Stock Price. The stock market recently has experienced significant price and volume fluctuations that were often unrelated to the operating performance of particular companies. The market price of the Common Stock, as with that of securities of many similar companies, is likely to be highly volatile. Factors such as the results of pre-clinical studies and clinical trials by the Company or its competitors, regulatory progress or the lack thereof with respect to products in the Company's pipeline or those of the Company's competitors, evidence of the safety, efficacy or market acceptance of the products of the Company or its competitors, announcements of technological innovations or new products by the Company or its competitors, changes in governmental regulation, developments in patent or other proprietary rights of the Company or its competitors, including litigation, fluctuations in the Company's operating results and changes in general market conditions for drug delivery or other pharmaceutical companies could have a significant impact on the market price of the Common Stock.

     Authorization of Preferred Stock; Anti-takeover Provisions. The Company's Certificate of Incorporation authorizes the issuance of up to 100,000 shares of "blank check" preferred stock in amounts and with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

     In addition, the Company is subject to the anti-takeover provisions of
Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation's voting stock within three years.

     Shares Eligible for Future Sale. Upon completion of this offering, the Company will have outstanding 6,371,157 shares of Common Stock, assuming (i) no exercise of 700,000 options outstanding as of the date of this Prospectus, and
(ii) no exercise of outstanding warrants to acquire 69,000 shares of Common Stock expiring January 23, 2002. On the date of this Prospectus, 5,386,298 shares of Common Stock, including the 270,000 shares offered hereby, will be immediately available for sale without restriction in the public market and approximately 980,000 shares are "restricted securities" as that term is defined by Rule 144 under the Securities Act ("Rule 144"), and are now eligible to be sold in compliance with Rule 144. Ordinarily, under Rule 144 a person holding restricted stock for a period of one year may, every three months, sell in brokerage transactions an amount equal to the greater of 1% of the Company's outstanding Common Stock, or, if the Common Stock is quoted on Nasdaq, the average weekly volume of trading in the Common Stock reported for the preceding four weeks. After the expiration of two years, stock held by persons not affiliated with the Company will not be subject to the above limitations.

     No prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the shares of Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

     Forward-Looking Statements. Some of the statements made in this Prospectus or incorporated by reference are forward-looking in nature, including but not limited to the Company's business strategy, product development strategy, plans concerning the commercialization of products, certain financial information and other statements that are not historical facts, as well as statements regarding management's expectations with respect to FDA approval of new products, technology and product development milestones, the ability of the Company to leverage its product development and negotiate favorable collaborative agreements, the commencement of sales and the sufficiency of the Company's cash flow for the Company's future liquidity and capital resource needs. The occurrence of the events described, and the achievement of the intended results are subject to the future occurrence of certain events and scientific results, some or all of which are not predictable or within the Company's control; therefore, actual results may differ materially from those anticipated in any forward-looking statements.


                                 USE OF PROCEEDS

            The Company will not receive any of the proceeds from the sale of the Common Shares offered hereby, all of which will be received by the Selling Securityholders. The expenses of this offering are estimated to be approximately $25,000, which will be paid by the Company.

                             SELLING SECURITYHOLDERS

            The following table sets forth certain information with respect to persons as to which the Company is registering the Common Shares for resale to the public. Because the Selling Securityholders may offer all or some part of the Common Shares pursuant to this Prospectus and because the offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of securities to be offered for sale by the Selling Securityholders upon termination of this offering. See "Plan of Distribution." The Selling Securityholders are all current officers of Barber & Bronson Incorporated, the underwriter in the Company's 1993 public offering:

                                                                                                            Common Stock
                                                  Common Stock                                          Beneficial Ownership
                                              Beneficial Ownership               Maximum                  After Offering if
           Selling Securityholder              Prior to Offering               Amount                      Maximum is Sold
           ----------------------              -----------------               to be Sold                  ---------------
                                                                               ----------
                                          Amount                Percent                              Amount                Percent
                                          ------                -------                              ------                -------
     Steven N. Bronson                   217,352                 3.6%            217,352               0                      0%
     Bruce C. Barber                      51,852                   *             41,852              10,000                   *
     Eric Elliott                         10,796                   *             10,796                0                      0%

     --------------------
     * Less than 1%

            Pursuant to the terms of the Underwriter's Warrants issued by the Company to the assignees of Barber & Bronson, Incorporated on December 14, 1993, the Company has agreed, upon the request of the Selling Securityholders, to register the Common Shares underlying the Underwriter's Warrants under the Act on one occasion and to include such Common Shares in any appropriate registration statement which is filed by the Company during that period. The Company has agreed to pay all registration expenses in connection with any requested registration, except that the Selling Securityholders will pay any fees and expenses of counsel for the Selling Securityholders and, to the extent that the Selling Securityholders retain an underwriter with respect to such registration, underwriting discounts, commissions and fees relating thereto. The Company has agreed to indemnify the Selling Securityholders against certain liabilities in respect of this offering, including liabilities under the Act.

                              PLAN OF DISTRIBUTION

            Any or all of the Common Shares offered hereby may be sold, from time to time, to purchasers directly by the Selling Securityholders. The Selling Securityholders and any underwriters, dealers or agents that participate in the distribution of Common Shares may be deemed to be underwriters under the Act, and any profit on the sale of the Common Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Act. The Common Shares may be sold, from time to time, in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions and private transactions. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Securityholders in connection with such sales of securities.

            The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Common Shares offered hereby. All of the filing fees and the expenses of this Registration Statement will be borne in full by the Company, other than any fees or expenses of counsel to the Selling Securityholders and, to the extent that the Selling Securityholders retain an underwriter with respect to such registration, underwriting fees, discounts and commissions relating to this offering.

            Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Common Shares by the Selling Securityholders.

            In order to comply with certain states' securities laws, if applicable, the Common Shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states the Common Shares may not be sold unless the securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

            The Common Shares originally issued by the Company to the Selling Securityholders bear legends as to their restricted transferability. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, and the transfer by the Selling Securityholders of any of the Common Shares pursuant thereto, new certificates representing such Common Shares will be issued to the transferee, free of any such legends unless otherwise required by law.

            In addition to sales pursuant to the Registration Statement of which this Prospectus is a part, the Common Shares offered hereby may be sold pursuant to Rules 144, 144A or 904 under the Securities Act provided the requirements of such rules, including, without limitation, the holding period and the manner of sale requirements are met.

                                  LEGAL MATTERS

            The validity of the issuance of Common Shares offered hereby will be passed upon for the Company by the Law Offices of Bruce R. Thaw, 45 Banfi Plaza, Farmingdale, NY 11735. Bruce R. Thaw is a Director of the Company and owns 78,000 shares of the Company's Common Stock.

                                     EXPERTS

            The financial statements as of June 30, 1995 and 1996, and for each of the two years in the period ended June 30, 1996 of Nastech Pharmaceutical Company Inc. have been incorporated by reference in this Prospectus and elsewhere in the Registration Statement in reliance upon the report of Robbins, Greene, Horowitz, Lester & Co., LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated by reference and upon the authority of said firm as experts in auditing and accounting.

     The financial statements for the six month transition period ending December 31, 1996 of Nastech Pharmaceutical Company Inc. have been incorporated by reference in this Prospectus and elsewhere in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated by reference and upon the authority of said firm as experts in auditing and accounting.

            On January 2, 1997, the appointment of Robbins, Greene, Horowitz, Lester & Co., LLP as independent auditors for the Company was terminated by the Company and KPMG Peat Marwick LLP was engaged as independent auditors. The decision to change independent auditors was approved by the Audit Committee and Board of Directors of the Company. During the fiscal years ended June 30, 1995 and 1996, and the subsequent interim period through January 2, 1997, there were no disagreements between the Company and Robbins, Greene, Horowitz, Lester & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Robbins, Greene, Horowitz, Lester & Co., LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report. The audit reports of Robbins, Greene, Horowitz, Lester & Co., LLP on the Company's financial statements as of and for the years ended June 30, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              --------------------
                                TABLE OF CONTENTS


                                     Page
     Additional Information.................................
     Incorporation of Certain
      Documents By Reference................................
     Prospectus Summary.....................................
     Risk Factors...........................................
     Use of Proceeds........................................
     Selling Securityholders................................
     Plan of Distribution...................................
     Legal Matters..........................................
     Experts................................................

                              --------------------


                             NASTECH PHARMACEUTICAL
                                  COMPANY INC.

                                 270,000 Shares

                                ----------------

                                   PROSPECTUS

                                ----------------





                                 January , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth the expenses relative to this offering, all of which are to be borne by the Registrant. Expenses other than filing fees are estimated.

     Registration Fee                                       $  1,186.00
     Accounting Fees and Expenses                           $ 10,000.00
     Legal Fees and Expenses                                $ 10,000.00
     Printing Fees                                          $  2,000.00
     Miscellaneous                                          $  1,814.00
                                                            -----------
            Total Expenses                                  $ 25,000.00


     ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

            The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

                             DEL. CODE ANN. TITLE 8

     Sec. 145.          Indemnification of officers, directors, employees
                        and agents; insurance

                        a) A corporation may indemnify any person who was or is
            a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                        b) A corporation may indemnify any person who was or is
            a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                        c) To the extent that a director, officer, employee or
            agent of a corporation has been successful on the merits or otherwise in defense of any action suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                        d) Any indemnification under subsection (a) and (b) of
            this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
            (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even, if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                        e) Expenses incurred by an officer or director in
            defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                        f) The indemnification and advancement of expenses
            provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                        g) A corporation shall have power to purchase and
            maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                        h) For purposes of this section, references to "the
            corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                        i) For purposes of this section, references to
            "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                        j) The indemnification and advancement of
            expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              The Certificate of Incorporation of the Company provides that the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware Corporation Law shall be utilized to the fullest extent possible. Further, the Certificate of Incorporation contains provisions to eliminate the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, is permitted to directors, officers or controlling persons of the Registrant, pursuant to the above mentioned statutes or otherwise, the Registrant understands that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, may be unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any director, officer or a controlling person of the Company, and the Commission is still of the same opinion, the Registrant (except insofar as such claim seeks reimbursement by the Registrant of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by counsel for the Registrant to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The Underwriter's Warrants provide for reciprocal indemnification and such provisions are incorporated by reference herein.

     ITEM 16.  EXHIBITS


     5.1         Opinion of Counsel as to the legality
                 of securities being registered.

     23.1        Consent of Bruce R. Thaw, Counsel to the Company
                 (included in Exhibit 5.1).

     23.2 Consent of Robbins, Greene, Horowitz, Lester & Co. LLP, Certified Public Accountants.

     23.3        Consent of KPMG Peat Marwick LLP, Certified
                 Public Accountants.

     24.1        Power of Attorney - See Signature Page



     ITEM 17.  UNDERTAKINGS


            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charge provision, by-law contract, arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (5) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Hauppauge, New York on the 5th day of January, 1998.

                              NASTECH PHARMACEUTICAL COMPANY INC.
                              By:/s/ Dr. Vincent D. Romeo
                              ---------------------------
                               DR. VINCENT D. ROMEO,  Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Dr. Vincent D. Romeo and Devin
N. Wenig, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, or subsequent registration statements related to the shares registered hereby and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signature                             Title                                Date
            ---------                             -----                                ----
     /s/Dr. Vincent D. Romeo           Chief Executive Officer,                        January 5, 1998
     -----------------------------     (Principal Executive Officer)
     DR. VINCENT D. ROMEO

     /s/ Robert H. Rosen               President                                       January 5, 1998
     -----------------------------
     ROBERT H. ROSEN

     /s/ Devin N. Wenig                Chairman of the Board                           January 5, 1998
     -----------------------------
     DEVIN N. WENIG

     /s/ Andrew P. Zinzi               Chief Financial Officer                         January 5, 1998
     -----------------------------     (Principal Financial and Accounting Officer)
     ANDREW P. ZINZI

     /s/ Joel Girsky                   Director, Secretary/Treasurer                   January 5, 1998
     -----------------------------
     JOEL GIRSKY

     /s/ Ian R. Ferrier                Director                                        January 5, 1998
     -----------------------------
     IAN R. FERRIER

     /s/ Alvin Katz                    Director                                        January 5, 1998
     -----------------------------
     ALVIN KATZ

     /s/ John V. Pollock.              Director                                        January 5, 1998
     -----------------------------
     JOHN V. POLLOCK

     /s/ Grant W. Denison              Director                                        January 5, 1998
     -----------------------------
     GRANT W. DENISON

                                INDEX TO EXHIBITS



Exhibit                                                                         Page No.

 5 Opinion of Counsel as to the legality of securities being registered

23A                  Consent of KPMG Peat Marwick LLP,
                     Certified Public Accountants.

23B                  Consent of Robbins, Greene, Horowitz, Lester & Co., LLP,
                     Certified Public Accountants
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